UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 18, 2013

BUCKEYE OIL & GAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	333-176729	80-0778461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8275 S. Eastern Ave., Suite 200, Las Vegas, NV
(Address of Principal Executive Offices)

89123
(Zip Code)

(702) 938-0491
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5  Corporate Governance and Management

Item 5.02 Departure of Directors; Appointment of Directors

Effective October 21st, 2013, Stephane Pilon is appointed President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director of Buckeye Oil & Gas, Inc.  (the “Corporation”).

Mr. Pilon age 37, is the president and founder of Scenario A since April 2011, a marketing agency that creates and develops brands in different industries. From 2010-2011 Mr. Pilon was the marketing director at Kruger Wines and Spirits.  From 2008-2011, Mr. Pilon was the spirits manager for LCC Wines & Spirits.  In 2007, Mr. Pilon received his management certificate from Concordia University. In 2006, Mr Pilon received his marketing management certificate from Ryerson University.  Mr Pilon received his DEC in Business Administration at Collège Édouard-Montpetit, Laval Québec in 1999.

Effective October 21st, 2013, Pol Brisset resigned as President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Treasurer of the Corporation.

Effective October 21st, 2013, Pol Brisset is appointed Secretary of the Corporation.  Mr. Brisset will also remain Director of the Corporation.

Effective October 18th, 2013, Michal Gnitecki resigned as Secretary and Director of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 21, 2013

BUCKEYE OIL & GAS, INC.

By: /s/ Pol Brisset
Name: Pol Brisset
Title: Chief Executive Officer